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TRIPOINT
GLOBAL EQUITIES, LLC
MEMBER: NASD/SIPC

July 12, 2007

CONFIDENTIAL

BioForce Nanosciences Holdings, Inc.
1615 Golden Aspen Drive
Suite 101
Ames, Iowa 50010

Attention:     Eric Henderson
               CEO

This letter agreement (this "Agreement") confirms the engagement of TriPoint Global Equities, LLC ("TGE") by BioForce Nanosciences Holdings, Inc. ("BFNH" or the "Company") as a non-exclusive placement agent to arrange the sale of equity or equity-linked securities including convertible debt (the "Securities") on behalf of the Company to certain potential investors pre-approved by the Company. The sale of Securities (the "Financing" or "Financings") may be completed under an effective shelf registration statement, if applicable, or may occur through a private placement pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), and in compliance with applicable securities laws of states and other jurisdictions ("Blue Sky Laws").

1. Retention. Subject to the terms and conditions of this Agreement, BFNH hereby engages TGE to act on behalf of the Company as a non-exclusive placement agent during the Authorization Period (as defined below) to arrange the sale of Securities in an amount and on terms and conditions satisfactory to the Company and TGE hereby accepts such engagement. TGE acknowledges that the Company has engaged other placement agents who have introduced and are introducing the Company to potential investors. To avoid conflicts, TGE agrees to confirm in advance its ability to present a particular potential investor to the Company. The Company retains the right to reject any potential investor or transaction proposed by TGE for any or no reason.

2. Authorization Period. TGE's engagement shall become effective on the date first written above and, unless extended by BFNH and TGE, shall expire ninety
(90) days thereafter unless terminated upon the earlier to occur of the entry by the Company into a Financing or either party providing the other with ten (10) days prior written notice. The period from the effective date through the expiration or termination of this Agreement is called the "Authorization Period."

3. Compensation. BFNH shall pay TGE the compensation set forth below, but only in respect to and to the extent an investor introduced to the Company by TGE in accordance with the terms of this Agreement participates in a Financing. In no event shall TGE shall be owed any compensation in respect to the participation by other investors in a Financing.

      a. Cash Fee. BFNH shall pay TGE a cash placement fee equal to 7.5% on any gross cash proceeds received by the Company from La Jolla Cove Investors, Inc., or 9.0% from any other investor introduced by TGE to the Company, in connection with a Financing, including any equity linked or convertible debt financing. The

17 State Street, 16th Floor                                  Phone: 516 942 5873
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cash  placement  fee  shall be paid by wire  transfer  on the date on which  the
Company actually receives consideration.

      b. Placement Agent Warrants. On each date of a Financing on which BFNH issues Securities to an investor (the "Purchaser"), BFNH shall issue to TGE or its permitted assigns warrants (the "Warrants") to purchase such number of shares of the common stock of the Company equal to 7.5% of the aggregate number of shares of common stock of the Company issued and issuable by the Company under and in connection with that portion of the Financing received from La Jolla Cove Investors, Inc., or 10% in connection with that portion of the Financing received from any other investor introduced by TGE to the Company. The number of shares of common stock issuable upon exercise of the Warrants shall include all shares of common stock issuable under the Securities, including, without limitation, shares issuable upon conversion or exercise of the Securities. The Warrants shall provide for cashless exercise provided that BFNH does not meet the Registration requirement as defined in the term sheet, (even if the Purchasers do not have such right). In the event BFNH does meet the Registration requirement, TGE hereby agrees to waive the cashless exercise provision in connection with the Warrants. In addition, the Warrants shall have terms and conditions identical to the Securities purchased by the Purchasers. The exercise price per share of the Warrants shall be equal to the effective price per share paid by the Purchasers for the Securities (or in the event of a convertible security, the conversion price or exercise price per share of common stock on the closing date). The Warrants shall be exercisable after the date of issuance and shall expire five years after the date of issuance, unless otherwise extended by the Company. The Warrants shall include registration rights identical to those of the Securities issued in the Financing. The Warrants shall be transferable within TGE or to its assigns or designees, at TGE's discretion.

      c. Tail Period. BFNH shall and shall cause its affiliates to, pay to TGE all compensation described in this Section 3 with respect to all Securities sold to a purchaser or purchasers at any time prior to the expiration of twelve (12) months after the expiration of this Agreement (the "Tail Period") if (i) such purchaser or purchasers were identified to the Company by TGE during the Authorization Period in accordance with the terms of this Agreement, or (ii) upon the company's written request, TGE advised the Company with respect to such purchaser or purchasers during the Authorization Period

      d. Other Member Firms. In connection with the Financing, TGE shall have the right to associate itself with other members of the National Association of Securities Dealers, Inc. ("NASD") and/or agents who will share in compensation. The selection of other agents and their compensation shall be at TGE's sole discretion, and TGE shall ensure such other members and agents shall satisfy the representations, warranties, covenants and obligations required of TGE under this Agreement. TGE shall be solely responsible for any compensation owed to these members and agents.

4. Reimbursements. Regardless of whether the Financing or sales of Securities are consummated, the Company shall reimburse TGE for all of its reasonable out-of-pocket expenses not to exceed $20,000, which amount includes $15,000 for fees and disbursements of TGE's legal counsel, incurred in connection with TGE's engagement, all of which expenses are to be pre-approved by the Company in writing and which may include TGE's travel that may be necessary. The Company


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shall be responsible for, and shall bear, all expenses  directly and necessarily incurred in connection with the activities it directs in association with a Private Placement, including, without limitation, the costs of preparing, printing, mailing and filing any documents to be provided to investors and all amendments and supplements thereto; registrar and transfer taxes, if any, preparing, printing, and delivering any other Information or Company Data; blue sky fees and filing fees.

5. Representations, Warranties and Covenants of BFNH. BFNH represents and warrants to, and covenants with, TGE as follows:

      a. Neither the Company nor, to the Company's knowledge any person acting on its behalf has taken, and BFNH shall not and shall not knowingly permit its affiliates to take, directly or indirectly, any action so as to cause any of the transactions contemplated by this Agreement to fail to be entitled to exemption from registration or qualification under all applicable securities laws or which constitutes general advertising or general solicitation (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

      b. BFNH shall take and shall cause its affiliates to take such actions as may be required to cause compliance with this Agreement. TGE acknowledges that BFNH may cause its affiliates to perform any of its obligations hereunder; provided, however, that BFNH's intention to do so (or any action by BFNH or TGE in respect thereof) shall not relieve BFNH from its obligation to perform such obligations when due.

      c. The Company understands that TGE will be providing potential investors with Company-furnished materials and materials publicly available regarding the Company (collectively, the "Information"). Company acknowledges that TGE has no obligation to independently verify the accuracy or completeness of the Information. Provided TGE complies with these restrictions, TGE will be entitled to rely on and use the Information without independent verification, and the Company will not hold TGE responsible in any respect for the accuracy or completeness of all such Information.

      d. The Company represents that none of the Company, its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminary or permanently enjoining such person for failing to comply with Section 503 of Regulation D.

6. Representations, Warranties and Covenants of TGE. TGE represents and warrants to, and covenants with, BFNH as follows:

      a. None of TGE, its affiliates or any person acting on behalf of TGE or any of such affiliates has engaged or will engage in any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

      b. TGE will use its best  efforts  to  conduct  the  offering  and sale of
Securities  so  that   Securities  are  sold  in  a  transaction  or  series  of
transactions exempt from registration under the Securities Act.


17 State Street, 16th Floor                                  Phone: 516 942 5873
New York, NY             www.tripointglobalequities.com        Fax: 516 942 5874

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      c. TGE will  send  Information  only to  persons  that the TGE  reasonably believes are "accredited investors" (as defined under Rule 501(a) of the Securities Act). TGE shall not give any Information or make any representations in connection with a Financing or the Securities other than those contained in the Information. TGE agrees not to publish, circulate or otherwise use any other advertisement or solicitation material or give any information or make any representation with respect to the Company or its business or affairs other than those contained in the Information or such information as is specifically authorized in writing by the Company. If and when the Company supplies TGE with copies of any supplement to an offering memorandum, TGE shall affix copies of
the  supplement  to  the  offering   memorandum  already  in  TGE's  possession.
Thereafter, TGE shall only distribute offering memorandum containing the supplement and TGE shall accept subscriptions only from potential investors who have received offering memorandum containing the supplement. TGE shall comply with all instructions from the Company concerning the destruction of out-dated offering memoranda and the use of supplemented or amended offering memoranda.

      d. TGE agrees that, except as otherwise required by law, regulation or court order or as contemplated by its engagement hereunder, the non-public Information furnished to TGE by the Company shall be held by TGE as confidential and shall not be used for any purposes other than those contemplated by this Agreement. TGE shall not announce its involvement in any Financing without the Company's prior written consent, which consent shall not be unreasonably withheld.

      e. TGE is: a broker-dealer duly registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); a member in good standing of the NASD; and duly registered as a broker-dealer under the applicable statutes and regulations of each state in which the Securities will be offered and sold, except such states in which TGE is exempt from registration or such registration is not otherwise required. TGE will maintain its registration in good standing, or its exemption from such registration, throughout the term in which TGE may be entitled to compensation hereunder and it will comply with all statutes and other requirements applicable to it with respect to its brokerage activities as they relate to a Financing within those jurisdictions.

      f. TGE shall comply with all applicable broker-dealer registration requirements, applicable federal and state securities laws, and all NASD regulations, with respect to a Financing.

      g. TGE covenants to the Company that at no time has or will TGE, its agents, representatives or affiliates engage in or effect, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Securities or (ii) hedging transaction, which establishes a net short position with respect to the Securities.

      h. TGE represents and warrants it is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act, and that it is entering into this Agreement and will be acquiring Securities hereunder for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, unless and until the Securities are subsequently registered. TGE understands that the Securities are being offered and initially sold to it in reliance upon specific exemptions


17 State Street, 16th Floor                                  Phone: 516 942 5873
New York, NY             www.tripointglobalequities.com        Fax: 516 942 5874

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from the registration requirements of Federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and TGE's compliance with, the representations, warranties, agreements, acknowledgements
and   understandings  of  TGE  set  forth  herein  in  order  to  determine  the availability of such exemptions and the eligibility of TGE to acquire the Securities. TGE has been furnished with materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that has been reasonably requested by TGE, including, without limitation, the Information. TGE understands that its investment in the Securities involves a high degree of risk.

7. Indemnification.

      a. The Company agrees to indemnify and hold harmless TGE from and against any losses, claims, damages, or liabilities, joint or several, to which TGE becomes subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of and to the extent of a material breach by the Company of an obligation under this Agreement.

      b. TGE agrees to indemnify and hold harmless the Company against any losses, claims, damages, or liabilities, joint or several, to which the Company becomes subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of and to the extent of a material breach by TGE of an obligation under this Agreement.

      c. The party claiming indemnification (the "Indemnitee") shall provide the party from whom indemnification is sought (the "Indemnitor") with prompt notice of an indemnifiable loss, claim, damage or liability ("Claim"). If a third party asserts a Claim against the Indemnitee that, if successful, might result in an obligation of the Indemnitor to pay indemnifiable damages pursuant to this Section, the Indemnitor, at its sole expense, may assume the primary defense thereof with counsel reasonably acceptable to the Indemnitee. If the Indemnitor fails or is unable to elect to assume the primary defense of a Claim after receiving prompt notice of the Claim, the Indemnitee may (but need not) do so; in which event the Indemnitee may defend, settle or compromise the Claim, and the Indemnitor agrees to reimburse the Indemnitee for legal or other expenses reasonably incurred by the Indemnitee in connection with investigating and defending itself against the Claim.

      d. The foregoing provisions shall survive termination of this Agreement and any investigation with respect thereto by any party hereto.

8. Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, EXEMPLARY, PUNITIVE OR OTHER SPECIAL DAMAGES, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

9. Tombstone Advertisements. Following the final Closing of the Private Placement, the Company shall pay for the reasonable costs of placing "tombstone advertisements," prepared in compliance with SEC Rule 135(c), in any publications which may be selected by TGE.


17 State Street, 16th Floor                                  Phone: 516 942 5873
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10. Relationship.  TGE is an independent contractor under this Agreement and not an employee or agent of the Company. TGE shall have no right or authority to assume or create any obligation on behalf of the Company.

11. Survival of Certain Provisions. Provisions which by their terms or to be given effect as anticipated by this Agreement shall survive the expiration or termination of the Agreement.

12. Notices. Notice given pursuant to any of the provisions of this Agreement shall be given in writing and shall be sent by pre-paid certified mail, return receipt request or recognized overnight courier for next day delivery or personally delivered (a) if to the Company, to 1615 Golden Aspen Drive, Suite 101, Ames, Iowa 50010, Attention, Eric Henderson, CEO; and (b) if to TGE, to its office at 17 State Street, Suite 1610, New York, NY 10004. Attention: Mark Elenowitz. Notices shall be deemed given: three days after being sent by certified mail; the next day when sent overnight; or immediately when personally delivered.

13. Miscellaneous. This Agreement sets forth the entire agreement between the parties, supersedes and merges all prior written or oral agreements with respect to the subject matter hereof, may only be amended in writing and shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State. The parties shall make reasonable efforts to resolve any dispute concerning this Agreement, its construction or its alleged breach by face-to-face negotiations. If such negotiations fail to resolve the dispute, the dispute shall be finally decided by arbitration in accordance with the rules then in effect of the American Arbitration Association, unless a third party initiates an action related to the Financing in a court of competent jurisdiction. Any arbitration will be conducted in the Chicago metropolitan area. Except as otherwise provided herein, BFNH and TGE each hereby irrevocably waives any right it may have to trial by jury in respect of any claim arising out of this Agreement or the transactions contemplated hereby. This Agreement may be assigned by either party with the prior written consent of the other party. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not effect such provision in any other respect or any other provision of this Agreement.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to TGE the enclosed duplicate copy of this Agreement.

                                    Very truly yours,
                                    TriPoint Global Equities, LLC

                                    By:    /s/ Mark Elenowitz
                                       ---------------------------------
                                    Name:  Mark Elenowitz
                                    Title: CEO

ACCEPTED AND AGREED TO this 24th day of July 2007 BIOFORCE NANOSCIENCES HOLDINGS, INC.

By:     /s/ Eric Henderson
   ---------------------------------
Name:   Eric Henderson
Title:  CEO


17 State Street, 16th Floor                                  Phone: 516 942 5873
New York, NY             www.tripointglobalequities.com        Fax: 516 942 5874